UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 7, 2006

                          Scores Holding Company, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

             Utah                        000-16665               87-0426358
             ----                        ---------               ----------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

        533-535 West 27th St., New York, NY              10001
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      (Address of Principal Executive Offices)        (Zip Code)

                                 (212) 868-4900
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              (Registrant's telephone number, including area code)

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On February 7, 2006, the District Attorney for New York County ("DA") announced the indictment and arrest of Richard K. Goldring, our president, chief executive and financial officer, and principal shareholder. The indictment charges Mr. Goldring, two other individuals and five corporations associated with the Scores East (f/k/a Scores Showroom) nightclub located at 333 East 60th Street, New York, NY with falsifying tax returns and other business records.

The charged corporations include 333 East 60th Street, Inc. and Scores Entertainment, Inc. 333 East 60th Street Inc. is the present owner of Scores East and is also a licensee of our Master Licensor, Entertainment Management Services, Inc. ("EMSI"). Under a Sublicense Agreement with 333 East 60th Street Inc. dated October 1, 2003 we receive, through EMSI, annual royalties equal to 4.99% of the gross revenues earned by Scores East. Mr. Goldring is a principal shareholder, and an officer and director of 333 East 60th Street, Inc. Scores Entertainment Inc. is the former owner of Scores East. Mr. Goldring is a former employee of Scores Entertainment, Inc.

Mr. Goldring is charged in seven counts of the sixteen count indictment, three counts of Offering a False Instrument for Filing in the First Degree ("Offering False Instruments") and four counts of Falsifying Business Records in the First Degree ("Falsifying Records"). The counts of Offering False Instruments against Mr. Goldring and Interactive Business Concepts, Inc., a corporation owned by Mr. Goldring, relate to General Business Corporation Tax Returns filed by Interactive Business Concepts Inc. with the New York State Department of Taxation and Finance for the tax years 2001, 2002 and 2003. The counts of Falsifying Records against Mr. Goldring and others relate to (i) the "Consulting Fees" account of the general ledger of Scores Entertainment, Inc. for and during the fiscal years beginning October 1, 1999 and ending September 30, 2003; and
(ii) the "Consulting Fees" account of the general ledger of 333 East 60th Street, Inc. for and during the fiscal year beginning October 1, 2003 and ending September 30, 2004. Each of the charges is a class "E" felony which carries a maximum sentence of one and one-third to four years in state prison.

The indictment resulted from a joint investigation conducted by the DA's office and the New York State Department of Taxation and Finance (the "NYS Department of Taxation"). The DA's office has indicated that the amount of income related to the charges contained in the indictment is $3,100,000. The NYS Department of Taxation has estimated that the aggregate amount of state taxes that would be due on such income would be approximately $200,000.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Scores Holdings Company, Inc.


Dated: February 10, 2006                        By: /s/ Richard Goldring
                                                    ----------------------------
                                                    Name: Richard Goldring
                                                    Title: President